Exhibit 10.1

ROOMLINX, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made as of August 18, 2010 by and among RoomLinX, Inc., a Nevada corporation (the “Company”), and the investors signatory hereto.

In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Purchase and Sale of Securities.

1.1           Common Stock Sale and Issuance.  Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties set forth or referred to herein, the Company hereby agrees to sell and issue to each investor signatory hereto (collectively the “Investors” and each, individually, an “Investor”), and each Investor hereby severally agrees to purchase from the Company, the number of shares of Common Stock of the Company, par value $.001 per share (“Common Stock”), set forth on the signature pages hereto at a purchase price of $4.00 per share of Common Stock.  (the “Purchase Price”).  The aggregate number of shares of Common Stock being sold to all Investors hereunder (the “Securities”) is 187,500 shares and the aggregate Purchase Price for such Securities is $750,000.

1.2           Closing.  The closing of the purchase, sale and issuance of the Securities hereunder shall take place at the offices of Westerman Ball Ederer Miller & Sharfstein, LLP (“WBEMS”), 170 1201 RXR Plaza, Uniondale, NY 11556, simultaneous with the execution hereof (the “Closing”).  At the Closing, the Company shall deliver to the Investors duly executed stock certificates representing the Securities being purchased pursuant to Section 1.1 hereof, against delivery by the Investors to the Company of the Purchase Price for such Securities by wire transfer to the Company’s account or by such other method agreed to between the Investors and the Company and a legal opinion, issued by counsel to the Company, in a form reasonably acceptable to the Investors, the cost and expense of which shall be borne by the Investors up to $2,000.

1.3           Defined Terms Used in this Agreement.  In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth below.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement or the Registration Rights Agreement, (ii) a material and adverse effect on the results of operations, assets, properties, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) a material and adverse impairment to the Company’s ability to perform on a timely basis its obligations under this Agreement or the Registration Rights Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any “subsidiary,” as defined in Rule 1-02(x) of the Regulation S-X promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended, of the Company.

2.             Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors that:

2.1           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as presently conducted or proposed to be conducted and to own or lease the properties and assets it now owns or holds under lease.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

2.2           Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of:

(a)           5,000,000 shares of preferred stock, par value $.20 per share (“Preferred Stock”), of which 720,000 shares have been designated as Series A Preferred Stock, all of which are issued and outstanding, 2,000,000 shares have been designated Series B Preferred Stock, none of which are issued and outstanding, and 1,400 shares have been designated Series C Preferred Stock, none of which are issued and outstanding, in each case immediately prior to the execution hereof.  All of the outstanding shares of Preferred Stock have been duly authorized, are fully paid and nonassessable.

(b)           200,000,000 shares of Common Stock, of which 4,255,851 shares are issued and outstanding.  All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable.

2.3           Authorization.  All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of the Transaction Documents (as defined below) and the authorization, issuance and delivery of the Securities has been taken, and no further consent or authorization is required by the Company, its board of directors or its stockholders.  The Transaction Documents, when executed and delivered by the Company and assuming due execution and delivery by the Investors, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4           Valid Issuance of Securities.  The Securities, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances and restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws or those created by the Investors.  The Securities will be issued in compliance with all applicable United States federal and state securities laws and regulations and rules of the OTB Bulletin Board.  Neither the stockholders of the Company, nor any other person or entity have any preemptive rights or rights of first refusal with respect to the Securities or other rights to purchase or receive any of the Securities or any other securities or assets of the Company.

2.5           No Conflicts.  The execution, delivery and performance of this Agreement and the Registration Rights Agreement (collectively, the “Transaction Documents”) by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) violate, conflict with, or constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other agreement or understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

2.6           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.15 and (v) those that have been made or obtained prior to the date of this Agreement.

2.7           SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials together with all other reports filed by the Company with the Commission since January 1, 2009 being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”).  The Company is current with its filing obligations under the Exchange Act and all SEC Reports have been filed on a timely basis or the Company has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports filed by the Company with the Commission complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports filed by the Company with the Commission, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared from the books and records of the Company in accordance with United States Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  Except as set forth in the SEC Reports and for liabilities or obligations incurred in the ordinary course of business since June 30, 2010, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company or in the notes thereto.  The disclosure contained in Item 9A(b) (Management’s Report on Internal Control over Financial Reporting) set forth in the Company’s most recent Annual Report on Form 10-K is true and correct in all material respects.

2.8           Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as set forth in the SEC Reports, (i) the Company has not altered its method of accounting or the identity of its auditors, (ii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (iii) the Company has not issued any equity securities.  The Company does not have pending before the Commission any request for confidential treatment of information.

2.9           Litigation.  There is no action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).

2.10           Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

2.11           Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

2.12           Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any person.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Intellectual Property Rights.

2.13           Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.  Schedule 2.13 lists and describes all insurance policies maintained by the Company.

2.14           Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

2.15           Certain Registration Matters.  Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors under the Transaction Documents.  Except as set forth on Schedule 2.15 or as disclosed in the SEC Reports, the Company has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

2.16           Investment Company.  The Company is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.17           Application of Takeover Protections.  The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

2.18           Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.  The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other persons for fees of a type contemplated in this Section 2.18 that may be due in connection with the transactions contemplated by this Agreement.

2.19           General Solicitation.  The Company has not offered or sold the Securities by means of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

2.20           Foreign Corrupt Practices Act.  Neither the Company nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Securities, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on the Company’s behalf of which the Company is aware) or any members of their respective management which is in violation of any legal requirement, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

3.             Representations and Warranties of the Investors.  Each Investor, severally and not jointly, hereby represents and warrants to the Company that:

3.1           Authorization.  Such Investor has full power and authority to enter into and perform its obligations under the Transaction Documents.  The Transaction Documents, when executed and delivered by such Investor, will constitute a valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2           Disclosure of Information.  Such Investor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company’s management and has had an opportunity to review the Company’s facilities and has had all questions related thereto answered to the full satisfaction of the Investor.  Such Investor understands that such discussions and any written information delivered by the Company to such Investor were intended to describe the aspects of the Company’s business which such Investor believes to be material.  Such Investor understands that no person other than the Company has been authorized to make any representation and if made, such representation may not be relied on.  The Company has not, however, rendered any investment advice to the Investor with respect to the suitability of the purchase of any of the Securities or an investment in the Company.

3.3           Restricted Securities.  Such Investor understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein.  Such Investor understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Investor must hold the Securities indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Such Investor acknowledges that the Company has no obligation to register or qualify the Securities for resale except as contemplated by Section 4.2 hereof.  Such Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of such Investor’s control, and, other than the Company’s obligation to timely file periodic reports in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which the Company is under no obligation and may not be able to satisfy.  Subject to the foregoing, nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Securities for any period of time.

3.4           No Need for Liquidity.  Such Investor has no need for liquidity in connection with its purchase of the Securities.  Such Investor has the ability to bear the economic risks of its purchase of the Securities for an indefinite period to time.

3.5           Legends.  Such Investor understands that the Securities and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

(a)            “THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.”

(b)           Any legend required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

3.6           Accredited Investor.  Such Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act (an “Accredited Investor”) and either (i) was not organized for the specific purpose of acquiring the Securities or (ii) each of its equity owners, members or partners, as the case may be, is an Accredited Investor.

3.7           Brokers; No General Solicitation.  No finder or broker was or is engaged by such Investor in connection with the entering into of this Agreement by the Company and the Investors.  Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.             Miscellaneous.

4.1           Indemnification of Investor.  In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold each Investor and their respective directors, officers, shareholders, partners, employees, affiliates and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any material misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document.  In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.1 shall be the same as those set forth in Section 5 of the Registration Rights Agreement.  Other than in the case of the Company’s willful breaches of its covenants in this Agreement or the Company’s fraud, in no event will the Company’s aggregate indemnity obligations to the Investor Parties pursuant to this Agreement exceed $750,000 plus the reasonable legal expenses incurred by one counsel to the Investors in connection with enforcing Investor’s indemnity rights against the Company.

4.2           Registration Rights.  The Company and the Investors, concurrently with the execution of this Agreement, shall enter into the Registration Rights Agreement in the form attached hereto as Exhibit A.

4.3           Furnishing of Information.  The Company shall use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act.  Without limiting the generality of the foregoing, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to the Exchange Act.  As long as any Investor or any of their affiliates own any Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Investors or such affiliates and make publicly available in accordance with Rule 144(c) such information as is required for the Investors or such affiliates to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such person to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.  The Company shall use its commercially reasonable efforts to cause the Common Stock to continue to be listed and quoted on the OTC Bulletin Board or another national securities exchange.

4.4           Integration.  The Company shall not, and shall use its commercially reasonable efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market in a manner that would require stockholder approval of the sale of the Securities to the Investors.

4.5           Subsequent Registrations.  Other than pursuant to the Registration Statement (as defined in the Registration Rights Agreement), prior to the Effective Date, the Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company.  The Investors agree that the Common Stock set forth on Schedule 2.15 may be included on the registration statement filed by the Company registering the resale of the Securities.

4.6           Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial.

4.7           Limitation of Liability.  Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other affiliate of such Investor or any investor, stockholder or holder of shares of beneficial interest of such Investor shall be personally liable for any liabilities of such Investor.

4.8           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof, except to the extent the laws of the State of Nevada are mandatorily applicable. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, employees or agents) will be commenced in the New York Courts (as defined in the Registration Rights Agreement). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

4.10           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

4.11           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.12           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax (upon customary confirmation of receipt), or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page hereto, or as subsequently modified by written notice, and if to the Company, with a copy to Westerman Ball Ederer Miller and Sharfstein, LLP, 1201 RXR Plaza, Uniondale, NY 11556 Attn: Alan Ederer, Esq., and if to an Investor, with a copy to Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Gabriel Saltarelli, Facsimile Number: (212) 839-5599.

4.13           Securities Laws Disclosure; Press Release.  The Company will file a Current Report on Form 8-K, disclosing the material terms of this Agreement, the Registration Rights Agreement and the transactions contemplated thereby by 5:30 New York City time on the fourth business day after the date hereof.  The Company may issue a press release regarding the transactions contemplated hereby using Investors’ names, provided, that any such press release is subject to Investors’ prior review and approval.

4.14           Use of Proceeds.  The Company will use the net proceeds received by it hereunder for working capital and general corporate purposes.

4.15           Entire Agreement; Amendments; Waivers.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof, and any and all other prior or contemporaneous written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.  This Agreement may not be amended, modified or waived except by an instrument in writing signed by each of the parties hereto.

4.16           Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents, except as otherwise provided in the Registration Rights Agreement and Section 1.2 of this Agreement.  The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

4.17           Severability.  If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

THE COMPANY:

ROOMLINX, INC.

By:	/s/ Mike Wasik
Name: Mike Wasik
Title: Chief Executive Officer

Address:
2150 W. 6th Ave., Unit N
Broomfield, CO 80020

[Signature Page to RoomLinX Securities Purchase Agreement]

THE INVESTORS:

VERITION MULTI-STRATEGY MASTER FUND LTD.

By:	Verition Fund Management LLC,
its investment manager

By:	/s/ Josh Golstein
Name: Josh Goldstein
Title: COO

Address:

C/O Verition Fund Management LLC
1 American Lane
Greenwich, CT 06831

Number of Shares of Common Stock Purchased: 87,500

Total Purchase Price: $350,000

WILMOT ADVISORS LLC

By:	Verition Fund Management LLC,
its investment manager

By:	/s/ Josh Golstein
Name: Josh Goldstein
Title: COO

Address:

C/O Verition Fund Management LLC
1 American Lane
Greenwich, CT 06831

Number of Shares of Common Stock Purchased: 67,500

Total Purchase Price: $270,000

[Signature Page to RoomLinX Securities Purchase Agreement]

THE INVESTORS (continued):

ARCEUS PARTNERSHIP

By:	/s/ Manousos Vourkoutiotis
Name: Manousos Vourkoutiotis
Title: Partner

Address:

C/O Verition Fund Management LLC
1 American Lane
Greenwich, CT 06831

Number of Shares of Common Stock Purchased: 27,500

Total Purchase Price: $110,000

TED HAGAN

/s/ Ted Hagan
Ted Hagan

Address:

C/O Verition Fund Management LLC
1 American Lane
Greenwich, CT 06831

Number of Shares of Common Stock Purchased: 2,500

Total Purchase Price: $10,000

[Signature Page to RoomLinX Securities Purchase Agreement]

THE INVESTORS (continued):

JOSH GOLDSTEIN

/s/ Josh Goldstein
Josh Goldstein

Address:

C/O Verition Fund Management LLC
1 American Lane
Greenwich, CT 06831

Number of Shares of Common Stock Purchased: 2,500

Total Purchase Price: $10,000

[Signature Page to RoomLinX Securities Purchase Agreement]

Exhibit A

Form of Registration Rights Agreement